Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form 20-F of our report dated March 31, 2022 with respect to the audited financial statements of Maxpro Capital Acquisition Corp. (the “Company”) as of December 31, 2021 and for the period from June 2, 2021 (inception) through December 31, 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 31, 2023